                                                                  Exhibit (a)(2)

                              LETTER OF TRANSMITTAL
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
               ISSUED UNDER THE JAMESON 1993 STOCK INCENTIVE PLAN
                                       OF
                               JAMESON INNS, INC.
                         PURSUANT TO THE OFFER TO CANCEL
                              DATED MARCH 20, 2002

      ---------------------------------------------------------------------
   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON
                  APRIL 19, 2002, UNLESS THE OFFER IS EXTENDED.
      ---------------------------------------------------------------------

TO:   Steven A. Curlee
      Vice President, Legal and General Counsel
      JAMESON INNS, INC.
      8 Perimeter Center East
      Suite 8050
      Atlanta, Georgia 30346-1604
      TELEPHONE: (770) 776-5210
      FACSIMILE: (973) 461-4542

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      Optionholders tendering options should complete the following chart:

                         DESCRIPTION OF OPTIONS TENDERED
                         -------------------------------

                 NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)
      (PLEASE FILL IN EXACTLY AS NAME(S) APPEAR(S) ON OPTION AGREEMENT(S))
      --------------------------------------------------------------------




                                OPTIONS TENDERED*
                             (ATTACH ADDITIONAL LIST
                                  IF NECESSARY)
                                  -------------


                                                             TOTAL NUMBER OF
STOCK OPTION                      STOCK OPTION           SHARES OF COMMON STOCK
 GRANT DATE                        GRANT DATE            SUBJECT TO STOCK OPTION
------------                      ------------           -----------------------

                                                                TOTAL OPTIONS

* We will accept partial tenders. You may tender all, some or none of your options.

     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Mr. Curlee:

     The undersigned hereby tenders to Jameson Inns, Inc. for cancellation, the above-described options to purchase shares of common stock of Jameson Inns, Inc. issued under the Jameson 1993 Stock Incentive Plan, pursuant to your offer to cancel such options for an amount equal to $0.01 per option share payable in cash, upon the terms and subject to the conditions set forth in the offer to cancel, receipt of which is hereby acknowledged, and in this letter of transmittal, which together constitute the "offer."

     Subject to, and effective upon, acceptance for cancellation of and cancellation of the options tendered herewith in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Jameson Inns all right, title and interest in and to all the options that are being tendered hereby and orders the cancellation of all such options.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the options tendered hereby and that, when and to the extent the same are accepted for cancellation by Jameson Inns, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by Jameson Inns to be necessary or desirable to complete the cancellation of the options tendered hereby.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the offer, this tender is irrevocable.

     By execution hereof, the undersigned understands that tenders of options pursuant to the procedure described in Section 2 of the offer to cancel and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the offer. Jameson Inns' acceptance for cancellation of options tendered pursuant to the offer will constitute a binding agreement between the undersigned and Jameson Inns upon the terms and subject to the conditions of the offer. The undersigned acknowledges that no interest will be paid on any or all of the cash amount payable for tendered options regardless of when payment of any portion of the cash amount is made or any delay in making any cash payment.

     The undersigned understands that all options properly tendered prior to the expiration date and not properly withdrawn will be canceled, upon the terms and subject to the conditions of the offer.

     I UNDERSTAND THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK WILL VARY FROM TIME TO TIME AFTER THE OFFER EXPIRES AT 5:00 P.M., CENTRAL DAYLIGHT TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE), SUCH THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK COULD AT SOME TIME IN THE FUTURE EXCEED THE EXERCISE PRICE OF THE OPTIONS. BY TENDERING THE OPTIONS, I AGREE TO HOLD JAMESON INNS HARMLESS FOR ANY PERCEIVED LOSS AS A RESULT OF THE VARIANCE IN THE PUBLIC TRADING PRICE OF COMMON STOCK FROM TIME TO TIME AFTER EXPIRATION OF THE OFFER.

     Unless otherwise indicated under "Special Payment Instructions," please issue the check or checks for each portion of the cash amount payable for all options canceled, and/or return any options not accepted for cancellation, in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special

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Delivery Instructions," please mail the check or checks for each portion of the cash amount payable for all options canceled and/or return any options not accepted for cancellation (and accompanying documents, if any, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). If "Special Payment Instructions" and/or "Special Delivery Instructions" are completed, please issue the check or checks and/or return any options not accepted for cancellation in the name(s) of, and mail said check and/or any options to, the person(s) so indicated.

     The undersigned recognizes that, under certain circumstances set forth in the offer to cancel, Jameson Inns may terminate or amend the offer or may postpone the acceptance for cancellation of, or the cancellation of and payment for, options tendered. In any such event, the undersigned understands that the options delivered herewith but not accepted for cancellation will be returned to the undersigned at the address indicated below, unless otherwise indicated under the "Special Payment Instructions" or "Special Delivery Instructions" below. The undersigned recognizes that Jameson Inns has no obligation, pursuant to the "Special Payment Instructions," to transfer any options from the name of the registered holder(s) thereof, if Jameson Inns does not accept for cancellation any of the options so tendered.

     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     All capitalized terms used herein and not defined shall have the meaning ascribed to them in the offer to cancel.

     The undersigned agrees to all of the terms of the offer.

        SPECIAL PAYMENT INSTRUCTIONS                            SPECIAL DELIVERY INSTRUCTIONS
         (SEE INSTRUCTIONS 1 AND 4)                               (SEE INSTRUCTIONS 1 AND 4)
To be completed ONLY if the check for the cash         To be completed ONLY if the check for the cash
amount payable in respect of options accepted for      amount payable in respect of options accepted for
cancellation is to be issued in the name of someone    cancellation and/or options not accepted for
other than the undersigned.                            cancellation are to be mailed to someone other than
                                                       the undersigned.
Issue [_] check(s)

Name __________________________________________        Mail [_] check(s) and/or [_] options

     __________________________________________        Name ___________________________________________
               (Please Print)
Address _______________________________________             ___________________________________________
                                                                       (Please Print)
     __________________________________________        Address ________________________________________
             (Include Zip Code)
_______________________________________________             ___________________________________________
(Taxpayer Identification or Social Security No.)                     (Include Zip Code)

                                    SIGN HERE

                   ___________________________________________
                         Signature(s) of Optionholder(s)

                -------------------------------------------------


                        Dated ____________________, 2002

Name(s) _______________________________________________________________
                   (please print)
        _______________________________________________________________

Capacity (full title) _________________________________________________

Address _______________________________________________________________
        _______________________________________________________________
        _______________________________________________________________
        _______________________________________________________________
                 (Include Zip Code)

            Area Code and Telephone No. ______________________________



Must be signed by registered optionholder(s) exactly as name(s) appear(s) on the option agreement(s) granting the options to be tendered.

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF LETTER OF TRANSMITTAL AND OPTIONS. A properly completed and duly executed letter of transmittal (or facsimile thereof) and any other documents required by this letter of transmittal, must be received by Jameson Inns at our address set forth on the front cover of this letter of transmittal on or prior to 5:00 P.M., Central time, on the expiration date (as defined in the offer to cancel).

         THE METHOD OF DELIVERY OF OPTIONS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING OPTIONHOLDER. IF THE OPTIONS TO BE TENDERED ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

         Tenders of options made pursuant to the offer may be withdrawn at any time prior to the expiration date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after May 19, 2002, unless they have been previously accepted for cancellation as provided in the offer to cancel. If we extend the period of time during which the offer is open, we are delayed in accepting for cancellation or paying the cash amount for options or we are unable to accept for cancellation or pay for options pursuant to the offer for any reason, then, without prejudice to our rights under the offer, we may retain all options tendered, and such options may not be withdrawn except as otherwise provided in Section 3 of the offer to cancel, subject to Rule 13e-4(f)(5) under the Exchange Act, which provides that the issuer making the tender offer shall either pay the consideration offered, or return the tendered securities promptly after the termination or withdrawal of the tender offer. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by us at our address set forth on the front cover of this letter of

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transmittal and must specify the name of the person who tendered the options to be withdrawn and the number of options to be withdrawn. Withdrawals may not be rescinded, and options withdrawn will thereafter be deemed not validly tendered for purposes of the offer. However, withdrawn options may be retendered by again following one of the procedures described in Section 2 of the offer to cancel at any time prior to the expiration date.

         No alternative or contingent tenders will be accepted. By executing this letter of transmittal (or a facsimile thereof), the tendering optionholder waives any right to receive any notice of the acceptance for cancellation of the options. Partial tenders will be accepted by Jameson Inns. The undersigned may tender all, some or none of his or her options.

         2. INADEQUATE SPACE. If the space provided herein is inadequate, the information requested by the first table in this letter of transmittal regarding which options are to be tendered should be provided on a separate schedule attached hereto.

         3. SIGNATURES ON THIS LETTER OF TRANSMITTAL. If this letter of transmittal is signed by the registered holder(s) of the options, the signature(s) must correspond with the name(s) as written on the face of the option agreement(s) without alteration, enlargement or any change whatsoever.

         If any of the options to be tendered are held of record by two or more persons, all such persons must sign this letter of transmittal. If any of the options tendered are registered in different names are subject to different option agreements evidencing the options, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations or option agreements.

         If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this letter of transmittal.

         4. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If options not canceled are to be returned to a person other than the person(s) signing this letter of transmittal or if payment of the cash amount for tendered and/or any options not accepted for cancellation are to be mailed to someone other than the person(s) signing this letter of transmittal or to an address other than that shown above in the box captioned "Description of Options Tendered," then the boxes captioned "Special Payment Instructions" and/or "Special Delivery Instructions" on this letter of transmittal should be completed.

         5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the offer to cancel or this letter of transmittal may be directed to Steven A. Curlee at the address and telephone number given on the front cover of this letter of transmittal. Copies will be furnished promptly at our expense.

         6. IRREGULARITIES. All questions as to the cash amount payable, the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of options will be determined by us, in our sole discretion, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of options that we determine are not in proper form or the acceptance for cancellation of or cancellation of options that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions to the offer or any defect or irregularity in any tender of options and our interpretation of the terms and conditions of the offer (including these instructions) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither Jameson Inns nor any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall we or any other person incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

         IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY JAMESON

INNS, ON OR PRIOR TO 5:00 P.M., CENTRAL TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO CANCEL).

         8. IMPORTANT TAX INFORMATION. You should refer to Section 11 of the offer to cancel which contains important tax information.